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                                                                    Exhibit 10.3
                          CONTRACT FOR THE PROVISION OF
                               PERSONNEL SERVICES

                                       BY

                               RC CONSULTANTS A.S

                                       TO

                          MARINE SHUTTLE OPERATIONS A.S


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                                    CONTRACT

Following contract is agreed between

Marine Shuttle Operations a.s, (MSO) with address Luramyrveien 23, hereinafter referred to as MSO

and

RC Consultants a.s, Luramyrveien 23, hereinafter referred to as Contractor,

for the provision of project, site, and operation personnel.

Now therefore, the parties agree as follows:

Clause 1

         The objective of this frame agreement is for Contractor to assist MSO during the design, engineering, fabrication and operation of the Offshore Shuttle.

Clause 2

         MSO shall pay to Contractor the rate as defined in Exhibit 1.

Clause 3

         Contractor commit itself to supply MSO with personnel as defined in
         Exhibit 2. Contractor has further stated that he is capable of providing the Work and shall perform the Work in a professional and workmanlike manner in accordance with this contract, and shall proceed with due diligence until all work is completed.

Clause 4

         The rate shall include all taxes, levies and royalties. (handwritten in original - excluding V.A.T.)

Clause  5

                  The following services are not included in the rate:

                  -        Travel, i.e. flight, taxies

                  - Travel expenses and living allowances as per Norwegian State Regulation (Statens Reiseregulativ)

                  -        Accommodation

Clause 6

         Invoice - Payment
         All services will be invoiced on a monthly bases and MSO will pay invoices 30 days upon receipt.

Clause 7

         All and any disputes arising in connection with the contract shall be finally settled before the Courts in Stavanger. The Parties agree that Norwegian law shall apply. The language of arbitration shall be Norwegian.

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Clause 8

         The validity of the above contract will depend on contract award to a construction yard.

AS WITNESS      the hands of the duly authorised representative of MSO and the
                Contractor the day and year first above written.

Signed: Steve Adshead                       Signed: _____________________
For and on behalf of the MSO                For and on behalf of the Contractor

Date: 24.01.98                              Date: 25.02.98


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                                    EXHIBIT 1

Contractor shal provide personnel in the categories and classification of personnel listed below.

MSO will compensate Contractor according to following reimbursable rates:


       Personnel Category                       Hourly Rate

       Specialist/Leader                        NOK 690,-
       Senior Engineer                          NOK 640,-
       Engineer                                 NOK 590,-
       Junior Engineer                          NOK 425,-




For the purpose of classification of personnel following criteria will apply:

Specialist/Leader          The person assigned shall be qualified in
                           the specific discipline with a university degree and/or recognised professional qualification with at least 10 years of management/supervisory experience and have over 10 years discipline experience. An individual in this category will hold a supervisory position during the assignement period.

Senior Engineer            The person assigned shall be qualified in
                           the specific discipline with a university degree and/or recognised professional qualification with at least 10 years discipline experience.

Engineer The person assigned shall be qualified in the specific discipline required and have between 4 and 10 years discipline experience.

Junior Engineer            The person assigned shall be qualified in
                           the specific discipline required and have up to 3 years discipline experience.


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                                    EXHIBIT 2

2.1      Contractor's Personnel Provisions

         Contractor shall provide all necessary personnel and shall assign only those of its personnel who are fully competent, certified, experienced, qualified and capable of properly performing the Work.

         MSO shall approve all contractor's personnel to be assigned to or employed on reimbursable work by contractor under the terms of this Contract, and their personnel categories. Personnel not approved shall not be reimbursed by MSO.

2.2      Project Status

         One mulitdiscipline engineer (2 weeks) to review the project, and define project status. Define scope for further verifications and analyses to be performed.

2.3      Verification

         Contractor will perform verification and execute analyses as per
         Section 1.

2.4      Project Team/Management

         Following personnel may be required:

         - Project Manager

         - QA Manager

         - Cost control

         - Planning/Contract

         - Construction Manager

         - Engineering Manager

2.5      Site Team

         - Site Manager

         - Structural Engineer

         - Welding Engineer

         - MC/Commissioning

         - Site Planner

         - Cost/Contract

         - QA/QC

2.6      Operation Team

         Contractor will have first right of refusal to submit operation personnel which is not part of Marine Shuttle Operations a.s own organisation.